UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

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MercadoLibre, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

(+5411) 4640-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of Performance Goals under the 2020 Bonus Program

On April 29, 2020, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”) established the performance goals for the Company’s bonus program for the 2020 fiscal year (the “2020 Bonus Program”). Under the 2020 Bonus Program, the bonus payout for each person who was a “named executive officer” in the Company’s proxy statement for its most recent Annual Meeting (referred to below as “NEOs”) is based on achievement of Net Revenue, EBIT, the number of transactions using Mercado Pago (including payments on the marketplace platform, off-platform online payments, wallet, mobile point of sale & prepaid card transactions), the percentage of shipments delivered in less than two days and the Company’s weighted compound Net Promoter Score. The Board has determined a target salary bonus for each NEO and applies an adjustment of up to + 50% or -50% to each bonus based upon the individual performance of each NEO.

The Board set each NEO’s target bonus under the 2020 Bonus Program as 33.33% of each NEO’s annual base salary.

Adoption of the 2020 Long Term Retention Program

On April 29, 2020, the Board approved the adoption of the 2020 Long Term Retention Program (the “2020 LTRP”) and established the target award for each NEO under the 2020 LTRP. The 2020 LTRP provides the NEOs, along with other members of senior management, with the opportunity to receive cash payments annually for a period of six years (with the first payment occurring on or about January 31, 2021), subject to continued employment on each payment date (other than in specified circumstances). Under the 2020 LTRP, each NEO shall receive:

•	16.66% of half of his or her target 2020 LTRP award annually for a period of six years (with the first payment occurring on or about January 31, 2021) (the “Annual Fixed Payment”); and

•	on each date the Company pays the Annual Fixed Payment, each NEO will also receive a payment equal to the product of (i) 16.66% of half of the NEO’s target 2020 LTRP award and (ii) the quotient of (a) the Applicable Year Stock Price (as defined below) over (b) the average closing price of the Company’s common stock on the NASDAQ during the final 60 trading days of 2019. For purposes of the 2020 LTRP, the “Applicable Year Stock Price” is the average closing price of the Company’s common stock on the NASDAQ during the final 60 trading days of the fiscal year preceding the fiscal year in which the applicable payment date occurs, for so long as our common stock is listed on the NASDAQ.

The target 2020 LTRP awards for our NEOs are set forth below.

Name	Title	Target 2020 LTRP Award
Marcos Galperin	President & Chief Executive Officer	$6,139,585
Pedro Arnt	Executive Vice President & Chief Financial Officer	$1,594,002
Stelleo Tolda	Executive Vice President & Chief Operating Officer (Commerce)	$1,628,840
Osvaldo Giménez	Executive Vice President & Chief Executive Officer (Fintech)	$1,598,537
Daniel Rabinovich	Executive Vice President & Chief Operating Officer (Product & Technology)	$1,594,002

The foregoing description of the 2020 LTRP does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 LTRP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	MercadoLibre, Inc. 2020 Long Term Retention Program

EXHIBIT INDEX

Exhibit Number	Description

10.1	MercadoLibre, Inc. 2020 Long Term Retention Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: May 5, 2020	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer